CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into as of January 1, 2003, by and between Gael Himmah, doing business as Aspen Laboratories, Ecosys International, and SeaLife Marine Coatings, hereinafter referred to as the "Consultant") and SeaLife Corporation, a Delaware corporation, whose place of business is 18482 Park Villa Place, Villa Park, CA 92861 (hereinafter referred to as the "Consultant").

RECITALS

WHEREAS, the Company has acquired certain technology and the right to use additional technologies from Consultant; and

WHEREAS, Consultant has certain experience and knowledge associated with the technology that the Company acquired; and

WHEREAS, the Company wishes is to engage the services of the Consultant to assist the Company in the ongoing use of the technologies.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agreed as follows:

CONSULTING SERVICES; EXCLUSIVE NATURE OF SERVICES

Attached hereto as Exhibit A and incorporated herein and by this reference is a description of the services to be provided by the Consultant hereunder (the "Consulting Services". Consultant hereby agrees to utilize its best efforts in performing the Consulting Services.

TERM OF AGREEMENT

This Agreement shall be in full force and effect com e     upon the date hereof
and concluding at the close of business on the same date in 2008 (termination date"). Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. Consultant shall have the right to terminate this Agreement if company fails to comply with any of the material terms of this Agreement, including without limitation its responsibilities for fees as set forth in this Agreement, and such failure continues unremedied for a period of sixty (60) days after written notice to the Company. Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth the facts comprising a material breach of this Agreement by Consultant. Consultant shall have sixty (60) days to remedy such breach.

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                              CONSULTING AGREEMENT

TIME DEVOTED BY CONSULTANT

It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. The company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies on non-competing products. The company and Consultant agree that time is of the essence in this agreement. Consultant will respond to requests for consultation as promptly as possible but not to exceed two (2) weeks unless agreed to by the company and the consultant.

PLACE WERE SERVICES WILL BE PERFORMED

The consultant will perform services in accordance with this Agreement at Consultant's offices. In addition, the Consultant will perform services on the telephone and at such other places as necessary to perform these services in accordance with this Agreement.

COMPENSATION TO CONSULTANTS

The Consultant's compensation for the Consulting Services shall be set forth in Exhibit B attached hereto and incorporated herein by this reference.

INDEPENDENT CONTRACTOR

Both company and the Consultant, agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venture, agent, officer or employee of the Company.

CONFIDENTIAL INFORMATION

The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing parties prior written consent. It is hereby agreed that from time to time Consultant in the Company may designate certain disclosed information as confidential for purposes of this Agreement.

INDEMNIFICATION

The Company herein agrees to indemnify and hold Consultant harmless from any and all liabilities incurred by Consultant insofar as such liabilities arise out of or are based solely upon (I) any material misstatement or omission contained documents provided by the Company, or (ii) any intentional actions by the Company, direct or indirect, in violation of any applicable federal or state laws.

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                              CONSULTING AGREEMENT

Consultants hereby agrees to indemnify and hold the Company harmless from any and all liabilities incurred by the Company, insofar as such liabilities arise out of or are based solely upon (1) any actions by Consultant, its officers, employees, agents, or control persons, direct or indirect, in violation of any applicable federal or state laws regulations, or (ii) any breach of this Agreement by Consultant.

The indemnity obligations of the parties under this paragraph shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Consultant, and any other such persons or entities mentioned hereinabove.

COVENANTS OF CONSULTANT

Consultant covenants and agrees with the Company that, in performing Consulting Services, Consultant will:
Not make any representations other than those expressly set forth in documents provided by the Company; and
Not publish, circulate or otherwise use any materials other than materials provided by or otherwise approved by the Company.

MISCELLANEOUS

ATTORNEYS'Fees,if either party files any action or brings in proceeding against
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the other or arising in or out of this Agreement, than the prevailing party shall be entitled to reasonable attorneys' fees.

Waiver  .No waiver by a party of any provision of this Agreement shall be
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considered a waiver or any other provision or any subsequent breach of the same or any other provision. The exercise by a party of any other remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

Assignment.  This Agreement shall be binding upon inure to the benefit of the
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parties hereto and no assignment shall be allowed without first obtaining the written consent of the non-assigning ply,

Severability.  If any condition or covenants herein contained is held to be
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invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way effect the other covenants and conditions contained herein.

Amendment. This Agreement may be amended only by a written agreement executed by
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all parties hereto.

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HEADINGS,TITLES OR CAPTIONS, CONTAINED HEREIN ARE INSERTED AS A MATTER OF
CONVENIENCE AND FOR REFERENCE, AND IN NO WAY DEFINE, LIMIT, EXTENT, OR DESCRIBE THE SCOPE OF THIS CONSULTING AGREEMENT

Agreement or any provisions here of. No provision in this Agreement is to be interpreted for or against either party because that party or his legal representative drafted such provision.

Notice,all written notices, the demand, or request of any kind, which either
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party may be required or any desired to serve on any other in connection with this Agreement, must be served by registered or certified mail, with postage prepaid and returned receipt requested. In lieu of mailing, either party may cause delivery of such notice, demands and requests to be made by personal service, facsimile transmission, provided that acknowledgement of receipt is made. Notice shall be deemed given upon personal delivery of receipt a facsimile transmission, or two (2) days after mailing, all notices, demands, and request shall be delivered as follows:

If to the Company:
SeaLife Corporation 2164 N. Glassell Street Orange, CA 92865

If to the Consultant:
Gael Himmah P.O. Box 342 La Quinta, CA 92253

Entire  Agreement. This  Agreement, including any Exhibits or Schedules attached
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hereto,  contains  all  of  the  representations,  warranties  and  the  entire understanding and agreement between the parties. Correspondents, memoranda, or agreements, whether written or oral, originating before the date of this Agreement are replaced in total with this Agreement unless otherwise especially stated.

Counterparts Facsimile Signatures. This Agreement may be executed simultaneously
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in one or more counterparts, each of which shall deem an original all of which together shall be deemed a valid and binding execution of this Agreement.

Governing Law and Venue. This Agreement shall be governed by and construed in
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accordance with the laws of the State of California which would apply if both parties were residents of California and this Agreement was made and performed in California. In any legal action, involving this Agreement or the parties' relationship, the parties agree that the exclusive venue for any lawsuit shall be in the state or federal court located within the County of Orange, California. The parties agree to submit to the personal jurisdiction of the state and federal courts located within Orange County, California.

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                              CONSULTING AGREEMENT

IN WITNESS WHEREOF, the parties here to have placed their signatures here on the day in your first above written.

Company
SeaLife Corporation.

/s/ Robert McCaslin
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By Robert McCaslin President
Consultant


Consultant
Gael Himmah

/s/ Gael Himmah
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By Gael Himmah

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                              CONSULTING AGREEMENT


                                    EXHIBIT A
                      DESCRIPTION OF CONSULTING SERV"ICES
                              SEALIFE CORPORATION

The purpose of the Consulting Agreement is to maintain the company at the cutting edge of technology in the worldwide market place.

To meet this goal Consultant will provide the following:

1.To provide all necessary support to comply with the regulations of various governmental authorities.

2.To assist the company in solving specific marketing and or environmental problems that is important for the growth and development of the company.

3. To assist the company in constant improvement in the products to meet cost effective requirements of the market place.

4.To assist the company in developing operational protocols to achieve the best performance from the products.

5. To assist the company in over all support and advise on the operation of the company's business.

6. To assist the company in the purchase or manufacturer of the products or their components.

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                              CONSULTING AGREEMENT
              EXHIBIT B TERMS OF COMPENSATION SEALIFE CORPORATION.

The Consultant shall be paid $10,000 per month starting Jan 2003
Payment shall be due on the 10`h of the month . The consultant shall also be reimbursed for any prior approved expenses incurred at the request of the company.

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